                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                  FORM 8-K/A

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 19, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   33-8420-D              84-1037630
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



                        20750 Ventura Boulevard, Suite 202
                        Woodland Hills, California  91364
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (818) 710-9813
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL INFORMATION OF BUSINESSES ACQUIRED. The following financial statements for Palm Technology Holdings Limited for the years ended March 31, 1998 and 1997, and for the nine months ended December 31, 1998 are filed herewith:

                                    INDEX
                                                                      PAGE

1)  AUDITED FINANCIAL STATEMENTS OF PALM TECHNOLOGY
    HOLDINGS LIMITED

    Report of the Directors for the year ended March 31, 1998........ F-1
    Report of the Auditors to the Members of Palm Technology
     Holdings Limited ............................................... F-3
    Group Profit and Loss Account for the year ended 31 March 1998 .. F-4
    Group Balance Sheet as at 31 March 1998 ......................... F-5
    Company Balance Sheet as at 31 March 1998 ....................... F-6
    Consolidated Cash Flow Statement for the year ended 31 March
     1998 ........................................................... F-7
    Notes to the Cash Flow Statement for the year ended 31 March
     1998 ........................................................... F-8

    Report of the Directors for the period ended March 31, 1997...... F-24
    Report of the Auditors to the Members of Palm Technology
     Holdings Limited ............................................... F-26
    Consolidated Profit and Loss Account for the period ended
     31 March 1997 .................................................. F-27
    Group Balance Sheet as at 31 March 1997 ......................... F-28
    Company Balance Sheet as at 31 March 1997 ....................... F-29
    Consolidated Cash Flow Statement for the period ended 31 March
     1997 ........................................................... F-30
    Notes to the Consolidated Cash Flow Statement for the period ended 31 March 1997 ............................................ F-31
    Notes to the Accounts for the period ended 31 March 1997 ........ F-33
    Reconciling Adjustment to U.S. Generally Accepted Accounting
     Principles (GAAP) for the year ended March 31, 1998 and
     the period ended March 31, 1997 ................................ F-48

2)  UNAUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND
     1997

    Unaudited Group Balance Sheet as at December 31, 1998 ........... F-51
    Unaudited Group Profit and Loss Account for the nine months ended December 31, 1998 and 1997 ............................... F-52
    Unaudited Group Cash Flow Statement for the nine months ended
     December 31, 1998 and 1997 ..................................... F-53
    Notes to the Accounts - Unaudited ............................... F-54
    Reconciling Adjustments to U.S. Generally Accepted
     Accounting Principles (GAAP) for the nine months ended
     December 31, 1998 and December 31, 1997 (unaudited) ............ F-55

     (b) PRO FORMA FINANCIAL INFORMATION. Unaudited Pro Forma Financial Statements for e-MedSoft.com and Palm Technology Holdings Ltd. as of February 28, 1999, and for the year ended May 31, 1998 and the nine months ended February 28, 1999 are filed herewith on pages F-57 to F-63.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     e-MedSoft.com



Dated:  June 2, 1999                 By:/s/ Margaret Harris
                                        Margaret Harris, Chief Financial
                                         Officer

1)

Palm Technology Holdings Limited
Report of the Directors for the Year ended 31 March 1998

     The directors present their report and accounts for the year ended 31 March 1998.

Principal Activity

     The company's principal activity during the year continued to be that of
a holding company.   The group's principal activity during the year continued
to be that of the supply of computer hardware and software.

Results & Dividends

     The group profit before taxation amounted to Pounds 159,958 and after taxation amounted to Pounds 115,961. The directors do not recommend the payment of a dividend.

Business Review & Future Developments

     The consolidated results include a full year of Relay Business Systems
Limited compared to less than two months in 1997.   Turnover was at an
acceptable level of Pounds 10,717,736 and the directors believe that a gradual upward trend will continue.

Year 2000

     As Chairman of the South West branch of the Computer Software and Services Association I have been advocating the implementation of programmes
to identify and correct Y2K problems.   At Relay we embarked on this programme
in the early part of 1997 and a company-wide programme was carried out and steps taken to re-write software and take any other actions necessary to
ensure that the company's software and hardware is Year 2000 Compliant.   The
Risk Analysis undertaken also considered the impact on our business of Year
2000 related failures by our significant suppliers and customers.   The
predominant supplier in our equation is Sun Microsystems Limited and we have
formal confirmation from Sun that they are fully Year 2000 Compliant.   In the
case of other significant suppliers and customers we have been in communication so as to ensure that any potential problems are rectified. However, given the complexity of the problems we believe it is impossible for any organisation to guarantee that no Year 2000 problems will remain because at least some minimal level of failure may still occur.

     The Board believes that it has already achieved an acceptable state of readiness and it also has the appropriate resources available to deal promptly with significant subsequent failures or issues that might arise.

     The action plan involving Year 2000 Compliance covering the writing of software and enhancement of hardware has been part of an ongoing process of software and hardware updating and enhancement programme and as such has been capitalised in accordance with the company's existing accounting policy relating to such expenditure.

Palm Technology Holdings Limited
Report of the Directors for the Year ended 31 March 1998 (continued)


Directors and their interests

     The directors who held office during the year had the following interests in the share capital of the company:

                                               Pounds 1 Ordinary Shares
                                                 1998           1997

I McPherson                                      3,978          3,500
S P Oxenham                                      1,511          1,015
B F Hobbs                                        1,511          1,015
P Boyd McLaughlin (resigned 18 October 1997)         -            840
N Kemp (resigned 10 May 1997)                        -            630

                                             Pounds 1 "B" Ordinary Shares
                                                 1998            1997

I McPherson                                    160,000        160,000
S P Oxenham                                          -              -
B F Hobbs                                            -              -
P Boyd McLaughlin (resigned 18 October 1997)         -              -
N Kemp (resigned 10 May 1997)                        -               -

Statement of Directors' Responsibilities

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:-

     select suitable accounting policies and then apply them consistently;

     make judgements and estimates that are reasonable and prudent;

     prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the Board


/s/ C L Coakley
C L Coakley - Secretary


30 April 1998

Report of the Auditors to the Members of Palm Technology Holdings Limited

     We have audited the accounts on pages 5 to 24 which have been prepared under the historical cost convention and the accounting policies set out on pages 12 and 13.

Respective Responsibilities of Directors and Auditors

     As described on page 3, the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of Opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

     In our opinion the accounts give a true and fair view of the state of affairs of the company and the group as at 31 March 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


                                 /s/ Rossiter Smith & Co.
                                 Rossiter Smith & Co.
                                 Chartered Accountants
                                 Registered Auditors
Bank House
1 Burlington Road
BRISTOL BS6 6TJ

30 April 1998

Palm Technology Holdings Limited
Group Profit and Loss Account for the Year ended 31 March 1998

                                                  1998          1997
                                     Notes       Pounds        Pounds

Turnover                              1,2      10,717,736     1,838,617

Cost of Sales                                  (8,098,426)   (1,475,276)
                                               ----------     ---------

Gross Profit                                    2,619,310       363,341

Administrative Expenses                        (2,353,824)     (492,463)
                                               ----------     ---------

Operating Profit/(Loss)                3          265,486      (129,122)

Other Interest Receivable &
  Similar Income                                    4,276           167

Interest Payable & Similar Charges     5         (109,804)      (30,312)
                                               ----------     ---------

Profit/(Loss) on Ordinary Activities
  before Taxation                                 159,958      (159,267)

Taxation on Profit/(Loss) on Ordinary
  Activities                           6          (43,997)       19,706
                                               ----------     ---------

Profit/(Loss) for the Financial
  Year (1997-Period)                   7,21       115,961      (139,561)

Dividends                                               -             -
                                               ----------     ---------

Retained Profit/(Loss) for the
  Financial Year (1997-Period)        20          115,961      (139,561)
                                               ==========     =========



Statement of Total Recognised Gains and Losses

The company made no recognised gains or losses in 1998 or 1997 other than the profit/(loss) for the year (1997-period).


The notes on pages 12 to 24 form part of these accounts.

Palm Technology Holdings Limited
Group Balance Sheet as at 31 March 1998

                                                  1998          1997
                                     Notes       Pounds        Pounds
Fixed Assets
Intangible Assets                     1,8         846,371     1,029,946
Tangible Assets                       1,9         745,472       644,290
                                               ----------     ---------
                                                1,591,843     1,674,236
                                               ----------     ---------
Current Assets
Stocks                               12           344,934       224,355
Debtors                              13         3,452,999     2,977,780
Cash at Bank & in Hand                                800           600
                                               ----------     ---------
                                                3,798,733     3,202,735
Creditors: Amounts falling due
  within one year                    14        (4,653,377)   (4,110,093)
                                               ----------     ---------
Net Current Liabilities                          (854,644)     (907,358)

Total Assets Less Current Liabilities             737,199       766,878

Creditors: Amounts falling due
 after more than one year          15,16         (196,299)     (341,939)

Provisions for Liabilities &
 Charges                            1,17                -             -
                                               ----------     ---------
Net Assets                                        540,900       424,939

Capital & Reserves

Equity Interests
 Called up Share Capital           18             252,180       252,180
 Share Premium Account             19             312,320       312,320
 Profit & Loss Account             20             (23,600)     (139,561)
                                               ----------     ---------
                                                  540,900       424,939
                                               ==========     =========

Equity Shareholders Funds                          79,900       (36,061)
Non-Equity Shareholders Funds                     461,000       461,000
                                               ----------     ---------
Total Shareholders' Funds          21             540,900       424,939
                                               ==========     =========

Approved by the Board:

/s/ I McPherson
I McPherson - Director

/s/ B F Hobbs
B F Hobbs - Director

30 April 1998
The notes on pages 12 to 24 form part of these accounts.

Palm Technology Holdings Limited
Company Balance Sheet as at 31 March 1998

                                                  1998          1997
                                     Notes       Pounds        Pounds
Fixed Assets
Investments                           10          728,107       728,107
                                               ----------     ---------
Current Assets
Debtors                               13           85,642        82,120

Creditors: Amounts falling due
 within one year                      14         (162,734)     (110,962)
                                               ----------     ---------
Net Current Liabilities                           (77,092)      (28,842)
                                               ----------     ---------

Total Assets Less Current Liabilities             651,015       699,265

Creditors: Amounts falling due
 after more than one year           15,16         (96,500)     (144,750)

Provisions for Liabilities &
 Charges                             1,17               -             -
                                               ----------     ---------
Net Assets                                        554,515       554,515
                                               ==========     =========

Capital & Reserves
Called up Share Capital             18            252,180       252,180
Share Premium Account               19            312,320       312,320
Profit & Loss Account               20             (9,985)       (9,985)
                                               ----------     ---------
                                                  554,515       554,515
                                               ==========     =========

Equity Shareholders' Funds                         93,515        93,515
Non-Equity Shareholders' Funds      27            461,000       461,000
                                               ----------     ---------
Total Shareholders' Funds           21            554,515       554,515
                                               ==========     =========

Approved by the Board:

/s/ I McPherson
I McPherson - Director


/s/ B F Hobbs
B F Hobbs - Director

30 April 1998

The notes on pages 12 to 24 form part of these accounts.

Palm Technology Holdings Limited
Consolidated Cash Flow Statement for the Year ended 31 March 1998

                                                  1998          1997
                                     Notes       Pounds        Pounds

Net Cash Inflow from Operating
 Activities                            1          208,792     1,690,714

Returns on Investments and
 Servicing of Finance                  2         (100,740)      (25,643)

Taxation                                           27,868             -

Capital Expenditure                    2         (234,447)     (167,399)
                                               ----------     ---------
                                                  (98,527)    1,497,672

Acquisitions & Disposals               2           (6,270)   (2,422,980)
                                               ----------     ---------
                                                 (104,797)     (925,308)

Financing                              2         (174,996)      720,105
                                               ----------     ---------
Decrease in Cash in the Year                     (279,793)     (205,203)
                                               ==========     =========

Reconciliation of Net Cash Flow to
 Movement in Net Debt                  3

Decrease in Cash in the Year                     (279,793)     (205,203)
Capital Element of Finance Lease
  Rental Payments and Settlement                  174,996        37,395
New Bank Loans                                          -      (193,000)
                                               ----------     ---------
                                                 (104,797)     (360,808)

New Finance Leases                               (136,905)            -

Finance Leases Acquired on Acquisition                  -      (339,993)
                                               ----------     ---------

Movement in Net Debt in the Year                 (241,702)     (700,801)

Net Debt at 1 April 1997                         (700,801)            -
                                               ----------     ---------

Net Debt at 31 March 1998                        (942,503)     (700,801)
                                               ==========     =========

Palm Technology Holdings Limited
Notes to the Cash Flow Statement for the Year ended 31 March 1998

                                                      1998        1997
                                                     Pounds      Pounds

1.  Reconciliation of Operating Profit to Net
     Cash Inflow from Operating Activities

     Operating Profit                               265,486      (129,122)
     Depreciation Charges, Loss on Disposal
      & Amortisation                                366,151        71,972
     (Increase)/Decrease in Stocks                 (120,579)      335,443
     (Increase)/Decrease in Debtors                (503,851)      102,895
     Increase/(Decrease) in Creditors               201,585     1,309,526
                                                 ----------     ---------

     Net Cash Inflow from Operating Activities      208,792     1,690,714
                                                 ==========     =========

2.   Analysis of Cash Flows for Headings
      shown net in the Cash Flow Statement

     Returns on Investments and Servicing of
      Finance
                                                      1998        1997
                                                     Pounds      Pounds

     Interest Received                                4,276           167
     Interest Paid                                  (72,456)      (19,816)
     Interest Element of Finance Lease
      Rental Payments                               (32,560)       (5,994)
                                                 ----------     ---------
                                                   (100,740)      (25,643)
                                                 ==========     =========

     Capital Expenditure                              1998        1997
                                                     Pounds      Pounds

     Payments to Acquire Tangible Fixed Assets     (308,279)     (167,399)
     Receipts from Sales of Tangible Fixed
      Assets                                         73,832             -
                                                 ----------     ---------

                                                   (234,447)     (167,399)
                                                 ==========     =========

Palm Technology Holdings Limited
Notes to the Cash Flow Statement for the Year ended 31 March 1998 (continued)

2. Analysis of Cash Flows for Headings shown net in the Cash Flow Statement (continued)

    Acquisitions and Disposals
                                                      1998        1997
                                                     Pounds      Pounds

    Purchase of a subsidiary undertaking             (6,270)     (728,107)
    Net overdrafts acquired with subsidiary               -    (1,461,873)
    Payment of deferred consideration in
     respect of acquisition of subsidiary                 -      (233,000)
                                                 ----------    ----------
                                                     (6,270)   (2,422,980)


The above represents additional costs incurred following the acquisition of a subsidiary undertaking.

    Financing
                                                      1998        1997
                                                     Pounds      Pounds

    Issue of Ordinary Share Capital                       -       346,500
    New debenture loan                                    -       193,000
    Capital Element of Hire Purchase and
     Finance Lease Payments                        (174,996)      (37,395)
    Issue of Preference Shares                            -       218,000
                                                 ----------    ----------
                                                   (174,996)      720,105
                                                 ==========    ==========

3.  Analysis of Movement in Net Debt

                                                             Other
                                       At         Cash      Non-Cash          At
                                  1 April 1997    Flows     Changes     31 March 1998
                                     Pounds       Pounds     Pounds         Pounds

Cash at Bank & in Hand                  600           200           -           800
Overdrafts                         (205,803)     (279,993)          -      (485,796)
Obligations under Hire Purchase
  & Finance Leases                 (302,598)      174,996    (136,905)     (264,507)
Debenture Loan                     (193,000)            -           -      (193,000)
                                   --------      --------    --------      --------
     Total                         (700,801)     (104,797)   (136,905)     (942,503)
                                   ========      ========    ========      ========


Palm Technology Holdings Limited
Notes to the Cash Flow Statement for the Year ended 31 March 1998 (continued)


4.  Purchase of Subsidiary Undertakings
                                                     1998         1997
                                                    Pounds       Pounds

    Net Assets Acquired

    Tangible Fixed Assets                                 -       531,406
    Fixed Asset Investments                               -     1,174,065
    Stocks                                                -       559,798
    Debtors                                               -     3,036,266
    Tax Recoverable                                       -        24,303
                                                 ----------    ----------

                                                          -     5,325,838

    Creditors                                             -    (2,207,093)
    Hire Purchase & Finance Leases                        -      (339,993)
    Bank Overdrafts                                       -    (1,461,873)
    Tax Payable                                           -          (900)
    Deferred Consideration                                -      (461,610)
                                                 ----------    ----------

                                                          -       854,369

    Goodwill                                              -     1,047,403
                                                 ----------    ----------

                                                          -     1,901,772
                                                 ==========    ==========

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

1.  Accounting Policies

    The following principal accounting policies, which have been consistently applied, are set out below:-

a)  Basis of Preparation

    The accounts are prepared in accordance with the historical cost convention and in accordance with applicable accounting standards.

b)  Basis of Consolidation

    The consolidated financial statements include the company and its subsidiary undertakings. The results of subsidiaries acquired during the period are included in the consolidated profit and loss account from the date of their acquisition. Intra-group sales and profit are eliminated fully on consolidation.

c)  Turnover

    Turnover represents amounts invoiced in respect of goods and services provided, excluding Value Added Tax and Trade Discounts.

d)  Subscriptions Income

    Income in respect of annual subscriptions for internet services invoiced in advance is taken as profit in full at the date the invoice is issued on the basis that the income is non-refundable.

e)  Goodwill

    Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable net assets
acquired.   Goodwill arising on acquisitions is amortised through the profit and loss account over its estimated useful life, which is a period of ten years.

f)  Fixed Assets and Depreciation

    The cost of fixed assets is their purchase cost, together with any incidental expenses of acquisition.

    Depreciation is calculated so as to write off the cost of tangible fixed assets on a straight line basis over the expected useful economic lives of the assets concerned.

    The rates used, which are consistent with those of last year, are:-

                                      %
     Plant & Equipment             16-2/3 - 25
     Motor Vehicles                25     - 33-1/3
     Computer Equipment            25     - 33-1/3

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

g)  Finance and Operating Leases

    Operating lease rentals are charged to the Profit & Loss Account as they are incurred. Where fixed assets are financed by entering into leasing agreements, which transfer to the lessee substantially all benefits and risks of ownership, the assets are treated as if they had been purchased and included in tangible fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements; the capital element is applied to reduce the outstanding obligations and the interest element is charged against profit for the period. Assets held under finance leases are depreciated over the shorter of the lease term and the useful life of the asset concerned.

h)  Stocks

    Stocks are stated at the lower of cost and net realisable value. In general, cost is determined on a first in first out basis and includes
transport and handling costs.   Net realisable value is the price at which
stocks can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolescent, slow moving and defective stocks.

i)  Deferred Taxation

    The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

    Deferred taxation is provided on all timing differences, using the liability method, except to the extent that these differences are not expected to reverse in the foreseeable future.

j)  Pension Schemes

    The company operates a number of defined contribution pension schemes.
The assets of the schemes are held separately from those of the company, being invested with insurance companies and in an independently administered fund. Contributions to the schemes are charged to the Profit and Loss Account in the period in which they are payable.

k)  Marketing Support

    Marketing support received from major suppliers is accounted for in the Profit and Loss Account when receivable.

2.  Turnover

    All of the group's turnover is attributable to the principal activity of the company and consists entirely of sales made in the United Kingdom.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

3.  Operating Profit/(Loss)

    Operating Profit/(Loss) is stated after charging:
                                                      1998        1997
                                                     Pounds      Pounds

    Auditors' Remuneration                           45,278       1,500
    Depreciation                                    258,105      54,515
    Adjustment on Realisation of Fixed Assets        12,066           -
    Amortisation of Goodwill                         95,980      17,457
    Operating Lease Rentals - Plant & Machinery      25,281       3,590
                            - Land & Buildings      104,302      16,513

    Directors

    Aggregate Emoluments                            195,127      44,673
    Company pension contributions to defined
      contribution schemes                            9,952       1,394
                                                  =========     =======

    Retirement benefits are accruing to three directors under a defined contributions pension scheme.

    Details of Highest Paid Director
                                                      1998        1997
                                                     Pounds      Pounds

    Aggregate Emoluments                             81,115      11,424
    Company Pension Contributions to
     Defined Contribution Scheme                      5,675         946
                                                  =========     =======

4.  Staff Numbers & Costs

    The average number of persons including directors employed by the group during the year (1997-period) were as follows:
                                                      1998        1997
                                                     Pounds      Pounds

    Administration                                       14          17
    Sales                                                29          33
                                                  ---------     -------
                                                         43          50
                                                  =========     =======

    The aggregate payroll costs of these persons were as follows:

                                                      1998        1997
                                                     Pounds      Pounds

    Wages and Salaries                            1,195,560     221,079
    Social Security Costs                           116,092      21,103
     Other Pension Costs (Note 23)                   23,787       2,214
                                                  ---------     -------
                                                  1,335,439     244,396
                                                  =========     =======

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

5.  Interest Payable and Similar Charges
                                                      1998        1997
                                                     Pounds      Pounds

    Interest payable on bank loans and overdrafts    49,046      16,617
    Other Loan Interest                              23,320       3,199
    Lease and Hire Purchase finance charges          32,650       5,994
    National Interest on Deferred Consideration       4,788       4,502
                                                    -------     -------
                                                    109,804      30,312
                                                    =======     =======

6.  Tax on Profit/(Loss) on Ordinary Activities
                                                      1998        1997
                                                     Pounds      Pounds

    The tax charge on profit/(loss) on
     ordinary activities is as follows:

    U.K. Corporation Tax at 21% on the profits
     of the year (1997-period)                       44,133     (12,821)

    Adjustment in respect of prior years               (136)     (6,885)
                                                    -------     -------
                                                     43,997     (19,706)
                                                    =======     =======

7.  Profit/(Loss) for the Financial Year (1997-Period)

    As permitted by Section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements. The profit for the year (1997-period) is made up as follows:

                                                      1998        1997
                                                     Pounds      Pounds

    Loss dealt with in the accounts of the
     parent company                                       -      (9,985)
    Profit/(Loss) dealt with in the accounts
     of the subsidiaries                            211,941     (112,119)
    Amortisation of goodwill on consolidation       (95,980)     (17,457)
                                                    -------      -------
                                                    115,961     (139,561)
                                                    =======      =======

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

8.  Intangible Fixed Assets - Group
                                                           Goodwill
                                                              on
                                                         Consolidation
                                                           (Pounds)
    Cost

    At 1 April 1997                                        1,047,403
    Adjustment in respect of prior year                      (87,595)
                                                           ---------

    At 31 March 1998                                         959,808
                                                           ---------

    Amortisation

    At 1 April 1997                                           17,457
    Charge for the year                                       95,980 *
                                                           ---------

    At 31 March 1998                                         113,437
                                                           ---------

    Net Book Value

    At 31 March 1998                                Pounds   846,371
                                                           =========

    At 31 March 1997                                Pounds 1,029,946
                                                           =========


* Goodwill arose during the year upon the acquisition of Palm Technology Limited and its subsidiary Relay Business Systems Limited.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

9.  Tangible Fixed Assets - Group


                            Computer      Motor       Plant &
                            Equipment    Vehicles    Equipment      Total
                            (Pounds)     (Pounds)     (Pounds)     (Pounds)
Cost
At 1 April 1997               410,557     414,082     113,892      938,531
Additions                     265,999     120,500     107,574      494,073
Disposals                      (1,325)   (180,850)          -     (182,175)
                             --------     -------     -------    ---------

At 31 March 1998              675,231     353,732     221,466    1,250,429
                             --------     -------     -------    ---------

Depreciation
At 1 April 1997               165,048     105,327      23,866      294,241
Charge for year               120,361     105,518      32,226      258,105
Disposals                        (193)    (47,196)          -      (47,389)
                             --------     -------     -------    ---------

At 31 March 1998              285,216     163,649      56,092      504,957
                             --------     -------     -------    ---------

Net Book Value

At 31 March 1998              390,015     190,083     165,374      745,472
                             ========     =======     =======    =========

At 31 March 1997              245,509     308,755      90,026      644,290
                             ========     =======     =======    =========

Included in Fixed Assets above are assets included under Hire Purchase Contracts and Finance Leases as follows:

                                                      1998        1997
                                                     Pounds      Pounds

   Motor Vehicles
   Cost at 31 March 1998                            352,732     414,082
   Accumulated Depreciation at 31 March 1998        163,648     105,327
   Depreciation for the Year                        105,518      17,801
                                                    =======     =======

                                                      1998        1997
                                                     Pounds      Pounds

   Computer Equipment
   Cost at 31 March 1998                             85,161      29,867
   Accumulated Depreciation at 31 March 1998         25,117      17,984
   Depreciation for the Year                          7,133       3,006
                                                    =======     =======

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

9.  Tangible Fixed Assets - Group (continued)
                                                      1998        1997
                                                     Pounds      Pounds

    Plant and Equipment
    Cost at 31 March 1998                            23,000           -
    Accumulated Depreciation at 31 March 1998             -           -
    Depreciation for the Year                             -           -
                                                    =======     =======

10. Investments

    Company
                                                           Subsidiary
                                                          Undertakings

    Cost

    At 1 April 1997 and 31 March 1998                 Pounds 728,107
                                                             =======
    Group

    The group has no external investments.

11. Subsidiary Undertakings

    The company had the following subsidiary undertakings at 31 March 1998:

                                                              Proportion of
                            Country of     Description of     Issued Share
                           Registration      Shares Held      Capital Held

Palm Technology Limited   England & Wales  Pounds 1 Ordinary     100%
                                           1p Preference
Relay Business Systems
 Limited                  England & Wales  Pounds 1 Ordinary     100% *
Network Wales Limited     England & Wales  Pounds 1 Ordinary     100% *
Palm Software Limited     England & Wales  Pounds 1 Ordinary     100% *
Palm Integration
 Limited                  England & Wales  Pounds 1 Ordinary     100% *

    The principal activities of these subsidiaries are:

    Palm Technology Limited          Holding company
    Relay Business Systems Limited   Supply of computer hardware and software
    *Network Wales Limited           Dormant
    *Palm Software Limited           Dormant
    *Palm Integration Limited        Dormant

*These companies are in the process of being struck off the Company Register.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

12.  Stocks
                                         Company               Group
                                     1998        1997      1998        1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

     The main category of Stock is:
     Goods for Resale                  -        -        344,934     224,355
                                     ====     ====       =======     =======

13.  Debtors
                                         Company               Group
                                     1998        1997      1998        1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

    Trade Debtors                        -           -   2,754,377  2,284,194
    Amounts owed by Group
     Undertakings                   62,500      80,666           -          -
    Other Debtors                   23,142       1,454     444,967    569,095
    Prepayments & Accrued Income         -           -     253,655    124,491
                                   -------      ------   ---------  ---------
                                    85,642      82,120   3,452,999  2,977,780
                                   =======      ======   =========  =========

Included within other debtors are amounts totalling Pounds 23,142 which represent payment of a dividend in contravention of Sections 263 and 277 of the Companies Act 1985.

14. Creditors: Amounts falling due within one year


                                         Company               Group
                                     1998        1997      1998        1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

    Debenture Loan (Note 16)        96,500      48,250      96,500     48,250
    Bank Loans & Overdrafts         37,971      36,412     485,796    205,803
    Trade Creditors                  1,028           -   3,381,024  3,342,602
    Amounts owed to Group
     Undertakings                   21,645      26,300           -          -
    Other Creditors                      -           -     144,033    257,191
    Corporation Tax                      -           -      44,133        900
    Other Taxes & Social
     Security                            -           -     124,135     77,471
    Obligations under Hire
     Purchase Contracts and
     Finance Leases                      -           -     164,708    105,409
    Accruals & Deferred Income       5,590           -     213,048     72,467
                                   -------     -------   ---------  ---------
                                   162,734     110,962   4,653,377  4,110,093
                                   =======     =======   =========  =========

    The group bank overdraft is repayable on demand and is secured by a fixed and floating charge over the assets of the group.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

14.  Creditors: Amounts falling due within one year (continued)

     There is an unlimited cross guarantee between all group companies.

15.  Creditors: Amounts falling due after more than one year

                                         Company                Group
                                     1998       1997       1998        1997
                                   (Pounds)   (Pounds)   (Pounds)   (Pounds)

     Debenture Loan (Note 16)       96,500     144,750     96,500    144,750
     Obligations under Hire
      Purchase Contracts and
      Finance Leases                     -           -     99,799    197,189
                                    ------      -------   -------    -------
                                    96,500      144,750   196,299    341,939
                                    ======      =======   =======    =======

16.  Debenture Loan

     The following is an analysis of the maturity of the Debenture Loan:


                                         Company                Group
                                     1998       1997       1998       1997
                                   (Pounds)   (Pounds)   (Pounds)   (Pounds)

Due within one year, or on demand    96,500     48,250     96,500     48,250
Due between one and two years        96,500     48,250     96,500     48,250
Due between two and five years            -     96,500          -     96,500
                                    -------    -------    -------    -------
                                    193,000    193,000    193,000    193,000
                                    =======    =======    =======    =======
Analysed as:

Creditors: Amounts falling due
 within one year                     96,500     48,250     96,500     48,250
Creditors: Amounts falling due
 after more than one year            96,500    144,750     96,500    144,750
                                    -------    -------    -------    -------
                                    193,000    193,000    193,000    193,000
                                    =======    =======    =======    =======
alm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)


17.  Provisions for Liabilities & Charges - Group and Company

     Deferred Taxation

     There were no amounts of deferred taxation provided or unprovided at either 31 March 1998 or 31 March 1997.

18.  Share Capital - Company
                                                      1998        1997
                                                     Pounds      Pounds
     Authorised:
     7,000 Ordinary Shares of Pounds 1 each           7,000       7,000
     3,000 "A" Ordinary Shares of Pounds 1 each       3,000       3,000
     240,000 "B" Ordinary Shares of Pounds 1 each   240,000     240,000
     218,000 Preference Shares of 1p each             2,180       2,180
                                                    -------     -------
                                                    252,180     252,180
                                                    =======     =======
     Allotted, Called Up and Fully Paid

     7,000 Ordinary Shares of Pounds 1 each           7,000       7,000
     3,000 "A" Ordinary Shares of Pounds 1 each       3,000       3,000
     240,000 "B" Ordinary Shares of Pounds 1 each   240,000     240,000
     218,000 Preference Shares of 1p each             2,180       2,180
                                                    -------     -------
                                                    252,180     252,180
                                                    =======     =======

     The rights of holders of 1p Preference Shares are as follows:

     a) Entitle holders, in priority to all other shareholders to a fixed cumulative preferential net cash dividend at a rate of 9% of the subscription price per annum payable six monthly in arrears.

     b)  Are to be redeemed in three instalments of Pounds 72,500 on 31
         March 2001, Pounds 72,500 on 31 March 2002 and Pounds 73,000 on 31 March 2003. The company may redeem the shares earlier in amounts of not less than 20,000 shares, with the prior consent of 75% of the preference shareholders, or on the sale or floatation of the company.

     c) On a return of capital on a winding up, or otherwise, will carry the right to repayment of capital and a sum equal to any arrears or deficiency of dividend; this right is in priority to the rights of all other shareholders.

     d) Carry the right to receive notice of General Meetings of the company but not the right to attend such meetings.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

18.  Share Capital - Company (continued)

     The rights of holders of Pounds 1 "A" Ordinary Shares are as follows:

     a) Entitle holders, in priority to all other shareholders except preference shareholders, to a fixed cumulative preferential net cash dividend at a rate of 9 pence per share per annum payable six monthly in arrears and a net cash participating dividend such that when added to the aggregate fixed dividend payable in the relevant
         financial year is equal to 6% of net profit.   A compensatory
         dividend is payable if excess benefits are paid to relevant directors.

     b) Entitle holders to convert at any time the whole of their "A" ordinary shares into a like number of ordinary shares.

     c) On a return of capital on a winding up, or otherwise, will carry the right to repayment of capital together with a sum equal to any arrears or accruals of the "A" ordinary dividends. This right is in priority to the rights of "B" ordinary shareholders and ordinary shareholders but not in priority to the rights of preference shareholders.

     d) Carry the right to attend and vote at General Meetings of the company.

     The rights of holders of Pounds 1 "B" Ordinary shares are as follows:

     a) Shareholders receive no preference as regards the right to dividends over the ordinary shareholders.

     b) On a return of capital on a winding up, or otherwise will carry the right to repayment of capital and a sum equal to any arrears or accruals of the fixed ordinary dividend only after all the other shareholders have been paid.

     c) Carry the right to receive notice of General Meetings of the company but not the right to attend or vote at such meetings.

19.  Share Premium Account
                                         Company                Group
                                     1998        1997      1998       1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)
     Brought forward and carried
      forward                       312,320     312,320   312,320    312,320
                                    =======     =======   =======    =======

20.  Profit and Loss Account
                                         Company                 Group
                                     1998        1997      1998       1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

     Balance brought forward        (9,985)          -  (139,561)         -
     Retained Profit/(Loss)
      for the Financial Year             -      (9,985)  115,961   (139,561)
                                    ------      ------   -------   --------
     Balance carried forward        (9,985)     (9,985)  (23,600)  (139,561)
                                    ======      ======   =======   ========

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

21.  Reconciliation of Shareholders' Funds

                                         Company                Group
                                     1998        1997      1998       1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

     Profit/(Loss) for the
      Financial Year                     -      (9,985)   115,961   (139,561)
     New Share Capital Subscribed        -     564,500          -    564,500
                                   -------     -------    -------    -------
     Net addition to Share-
      holders' Funds                     -     554,515    115,961    424,939

     Opening Shareholders' Funds   554,515           -    424,939          -
                                   -------     -------    -------    -------
     Closing Shareholders' Funds   554,515     554,515    540,900    424,939
                                   =======     =======    =======    =======

22.  Contingent Liabilities & Financial Commitments

     The company and group has financial commitments in respect of non-cancellable operating leases. The rentals payable under these leases in the next year are as follows:

                                         Company                Group
                                     1998        1997      1998       1997
                                   (Pounds)    (Pounds)  (Pounds)   (Pounds)

     Land & Buildings
     Date of Lease Termination:
     Within One Year                     -           -    24,725           -
     In the second to fifth years
      inclusive                          -           -    36,200      16,100
     After five years                    -           -    75,000      65,000
                                   -------     -------   -------     -------
                                         -           -   135,925      81,100
                                   =======     =======   =======     =======

     Other Operating Leases
     Date of Lease Termination:
     Within One Year                     -           -     8,855           -
     In the second to fifth years
      inclusive                          -           -    10,245      24,317
                                   -------     -------   -------     -------
                                         -           -    19,100      24,317
                                   =======     =======   =======     =======

All subsidiary companies have guaranteed all monies due by Palm Technology Limited to 3i Plc.

Palm Technology Holdings Limited
Notes to the Accounts for the Year ended 31 March 1998 (continued)

23.  Pension Costs - Group

     The pension charge for the year was Pounds 23,787 (1997: Pounds 2,214). The outstanding contributions at 31 March 1998 were Pounds nil (1997: Pounds
526).

24.  Ultimate Controlling Party

     There is no ultimate controlling party of the company or the group.

25.  Income from Annual Subscriptions

     The group's accounting policy in respect of income from annual subscriptions to the group's internet services is to recognise such income at the date of invoice and take the profit in full. The group considers the marginal cost of providing such services to be negligible and as such these subscriptions provide the group with income with no material additional costs arising.

26.  Related Party Transactions

     During the year, a subsidiary company of the group disposed of the following motor vehicles to I McPherson, a director of the company:

                                                    Pounds

     Mercedes 300 SL                                25,000
     Aston Martin                                   48,849

     It was considered that both the above transactions were carried out on an arms length basis and at market value.

27.  Analysis of Non-Equity Shareholders Funds - Group and Company

                                                   1998           1997
                                                 (Pounds)       (Pounds)

     Pounds 1 "A" Ordinary Shares                  3,000          3,000

     Pounds 1 "B" Ordinary Shares                240,000        240,000

     1p Preference Shares                        218,000        218,000
                                                 -------        -------
                                                 461,000        461,000
                                                 =======        =======

Palm Technology Holdings Limited

Report of the Directors for the Period ended 31 March 1997

     The directors present their report and accounts for the period ended 31 March 1997.

Principal Activity

     The company was incorporated on 15 November 1996 and acquired 100% of the
share capital of Palm Technology Limited on 5 February 1997.   The principal
activity of the group during the period was the supply of computer hardware and software.

Results & Dividends

     The loss before taxation of the group for the period 5 February 1997 to 31 March 1997 amounted to Pounds 159,267 and after taxation amounted to Pounds 139,561. The directors do not recommend a dividend.

Business Review & Future Developments

     The directors believe that turnover of the group will grow during the current financial year.

Directors and their interests

     The directors who held office during the period had the following interests in the share capital of the company:

                                           Pound 1 Ordinary Shares
                                    31 March 1997          15 November 1996
                                                          (or subsequent date
                                                            of appointment)
St Andrews Company Services
 Limited (appointed 15 November
 1996, resigned 5 February 1997)             -                        -
P Boyd-McLaughlin (appointed 5
 February 1997)                            840                      840
N Kemp (appointed 5 February
  1997)                                    630                      630
B F Hobbs (appointed 5 February
  1997)                                  1,015                    1,015
S P Oxenham (appointed 5
  February 1997)                         1,015                    1,015
I McPherson (appointed 5
  February 1997)                         3,500                    3,500

                                           Pound 1 "B" Ordinary Shares
                                    31 March 1997          15 November 1996
                                                          (or subsequent date
                                                            of appointment)

St Andrews Company Services Limited          -                        -
P Boyd-McLaughlin                            -                        -
N Kemp                                       -                        -
B F Hobbs                                    -                        -
S P Oxenham                                  -                        -
I McPherson                            160,000                  160,000

Palm Technology Holdings Limited

Report of the Directors for the Period ended 31 March 1997
(continued)


Statement of Directors' Responsibilities

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

        select suitable accounting policies and then apply them consistently;

        make judgements and estimates that are reasonable and prudent;

        prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Auditors

     In accordance with Section 385 of the Companies Act 1985, a resolution proposing the re-appointment of Messrs. Rossiter Smith & Co., Chartered Accountants as auditors of the company will be put to the Annual General Meeting.



By order of the Board


C L Coakley - Secretary


8 December 1997

Report of the Auditors to the Members of Palm Technology Holdings Limited

     We have audited the accounts on pages 5 to 25 which have been prepared under the historical cost convention and the accounting policies set out on pages 11 and 12.

Respective Responsibilities of Directors and Auditors

     As described on page 3, the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of Opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

     In our opinion the accounts give a true and fair view of the state of the company's and group's affairs as at 31 March 1997 and of its loss for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

                                   /s/ Rossiter Smith & Co.
                                   Rossiter Smith & Co.
                                   Chartered Accountants
                                   Registered Auditors
Bank House
1 Burlington Road
BRISTOL BS6 6TJ

8 December 1997

Palm Technology Holdings Limited

Consolidated Profit and Loss Account for the Period ended 31 March 1997

                                               Notes            Pounds

Turnover                                         2           1,838,617

Cost of Sales                                               (1,475,276)
                                                            ----------

Gross Profit                                                   363,341

Administrative Expenses                                       (492,463)
                                                            ----------

Operating Loss                                   3            (129,122)

Other Interest Receivable & Similar Income                         167

Interest Payable & Similar Charges               5             (30,312)
                                                            ----------

Loss on Ordinary Activities before Taxation                   (159,267)

Taxation on Profit on Ordinary Activities        6              19,706
                                                            ----------

Loss for the Financial Period                    7,21         (139,561)

Dividends                                                            -
                                                            ----------

Retained Loss for the Financial Period          20    Pounds  (139,561)


All of the group's activities were acquired during the period.

Statement of Total Recognised Gains and Losses

The company made no recognised gains or losses other than the loss for the period.













The notes on pages 11 to 25 form part of these accounts.

Palm Technology Holdings Limited

Group Balance Sheet as at 31 March 1997

                                               Notes            Pounds
Fixed Assets
  Intangible Assets                              8           1,029,946
  Tangible Assets                                9             644,290
                                                            ----------
                                                             1,674,236
                                                            ----------
Current Assets
  Stocks                                        12             224,355
  Debtors                                       13           2,977,780
  Cash at Bank & in Hand                                           600
                                                            ----------
                                                             3,202,735

Creditors: Amounts falling due within one year  14          (4,110,093)
                                                            ----------
Net Current Liabilities                                       (907,358)
                                                            ----------
Total Assets Less Current Liabilities                          766,878

Creditors: Amounts falling due after more
  than one year                                 15            (341,939)

Provisions for Liabilities & Charges            17                   -
                                                            ----------

Net Assets                                             Pounds  424,939
                                                            ==========
Capital & Reserves
  Called up Share Capital                       18             252,180
  Share Premium Account                         19             312,320
  Profit & Loss Account                         20            (139,561)
                                                            ----------

                                                      Pounds   424,939
                                                            ==========

Equity Shareholders' Funds                                     (36,061)
Non-Equity Shareholders' Funds                  22             461,000
                                                            ----------

Total Shareholders' Funds                       21    Pounds   424,939
                                                            ==========

Approved by the Board:

Ian McPherson - Director

BF Hobbs - Director

8 December 1997


The notes on pages 11 to 25 form part of these accounts.

Palm Technology Holdings Limited

Company Balance Sheet as at 31 March 1997

                                               Notes            Pounds
Fixed Assets
  Investments                                   10             728,107
                                                            ----------
Current Assets
  Debtors                                       13              82,120

Creditors: Amounts falling due within one year  14            (110,962)
                                                            ----------

Net Current Liabilities                                        (28,842)
                                                            ----------

Total Assets Less Current Liabilities                          699,265

Creditors: Amounts falling due after more
  than one year                                 15            (144,750)

Provisions for Liabilities & Charges            17                   -
                                                            ----------
Net Assets                                           Pounds    554,515
                                                            ==========

Capital & Reserves

Called up Share Capital                         18             252,180
Share Premium Account                           19             312,320
Profit & Loss Account                           20              (9,985)
                                                            ----------
                                                               554,515
                                                            ==========

Equity Shareholders' Funds                                      93,515
Non-Equity Shareholders' Funds                  22             461,000
                                                            ----------

Total Shareholders' Funds                       21   Pounds    554,515
                                                            ==========

Approved by the Board:

Ian McPherson - Director


B F Hobbs - Director


8 December 1997


The notes on pages 11 to 25 form part of these accounts.

Palm Technology Holdings Limited

Consolidated Cash Flow Statement for the Period ended 31 March 1997


                                               Notes            Pounds

Net Cash Inflow from Operating Activities        1           1,690,714

Returns on Investments and Servicing of
  Finance                                        2             (25,643)

Capital Expenditure                              2            (167,399)
                                                            ----------

                                                             1,497,672

Acquisitions & Disposals                         2          (2,422,980)
                                                            ----------
                                                              (925,308)

Financing                                        2             720,105
                                                            ----------

Decrease in Cash in the Period                       Pounds   (205,203)
                                                            ==========

Reconciliation of Net Cash Flow to
  Movement in Net Debt                           3

Decrease in Cash in the Period                                (205,203)
Capital Element of Finance Lease Rental Payments                37,395
New Other Loan                                                (193,000)
                                                            ----------
                                                              (360,808)

Finance Leases Acquired on Acquisition                        (339,993)
                                                            ----------
Movement in Net Debt in the Period and
  Net Debt at 31 March 1997                          Pounds   (700,801)
                                                            ==========

Palm Technology Holdings Limited

Notes to the Consolidated Cash Flow Statement for the Period ended 31 March
1997

1. Reconciliation of Operating Profit to Net Cash Inflow/(Outflow) from Operating Activities

                                                                Pounds

    Operating Loss                                              (129,122)
    Depreciation & Amortisation Charges                           71,972
    Decrease in Stocks                                           335,443
    Decrease in Debtors                                          102,895
    Increase in Creditors                                      1,309,526
                                                              ----------
    Net Cash Inflow from Operating Activities         Pounds   1,690,714
                                                              ==========

2. Analysis of Cash Flows for Headings shown net in the Cash Flow Statement

    Returns on Investments and Servicing of Finance
                                                                Pounds

    Interest Received                                                167
    Interest Paid                                                (19,816)
    Interest Element of Finance Lease Rental Payments             (5,994)
                                                              ----------
                                                      Pounds     (25,643)
                                                              ==========
    Capital Expenditure

    Payments to Acquire Tangible Fixed Assets         Pounds    (167,399)
                                                              ==========

    Acquisitions and Disposals
                                                                Pounds

    Purchase of subsidiary undertaking                          (728,107)
    Net overdrafts acquired with subsidiary                   (1,461,873)
    Payment of deferred consideration in respect
     of acquisition of subsidiary                               (233,000)
                                                              ----------

                                                      Pounds  (2,422,980)
                                                              ==========
    Financing
                                                                Pounds

    Issue of Ordinary Share Capital                              346,500
    New debenture loan                                           193,000
    Capital Element of Hire Purchase and Finance
     Lease Payments                                              (37,395)
    Issue of Preference Shares                                   218,000
                                                              ----------
                                                      Pounds     720,105
                                                              ==========

Palm Technology Holdings Limited

Notes to the Consolidated Cash Flow Statement for the Period ended 31 March 1997 (continued)

3.  Analysis of Movement in Net Funds/(Debt)

                                           Cash                    At 31
                                           Flows   Acquisition   March 1997
                                          (Pounds)   (Pounds)     (Pounds)

    Cash at Bank & in Hand                    600                       600
    Overdrafts                           (205,803)                 (205,803)
    Obligations under Hire
     Purchase & Finance Leases             37,395     (339,993)    (302,598)
    Debenture Loan                       (193,000)                 (193,000)
                                         --------     --------     --------
    Total                                (360,808)    (339,993)    (700,801)
                                         ========     ========     ========

4.  Purchase of Subsidiary Undertakings

    Net Assets Acquired                                         Pounds

    Tangible Fixed Assets                                       531,406
    Fixed Asset Investments                                   1,174,065
    Stocks                                                      559,798
    Debtors                                                   3,036,266
    Tax Recoverable                                              24,303
                                                              ---------
                                                              5,325,838

    Creditors                                                (2,207,093)
    Hire Purchase & Finance Leases                             (339,993)
    Bank Overdrafts                                          (1,461,873)
    Tax Payable                                                    (900)
    Deferred Consideration                                     (461,610)
                                                              ---------

                                                                854,369
    Goodwill                                                  1,047,403
                                                             ----------

                                                    Pounds    1,901,772
                                                             ==========

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997


1.  Accounting Policies

    The following principal accounting policies, which have been consistently applied, are set out below:

    a)  Basis of Preparation

    The accounts are prepared in accordance with the historical cost convention and in accordance with applicable accounting standards.

    b)  Basis of Consolidation

    The consolidated financial statements include the company and its
subsidiary undertakings.   The results of subsidiaries acquired during the
period are included in the consolidated profit and loss account from the date
of their acquisition.   Intra-group sales and profit are eliminated fully on
consolidation.

    c)  Turnover

    Turnover represents amounts invoiced in respect of goods and services provided, excluding Value Added Tax and Trade Discounts.

    d)  Subscriptions Income

    Income in respect of annual subscriptions for internet services invoiced in advance is taken as profit in full at the date the invoice is issued on the basis that the income is non-refundable.

    e)  Goodwill

    Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable net assets
acquired.   Goodwill arising on acquisitions is amortised through the profit and loss account over its estimated useful life, which is a period of ten years.

    f)  Fixed Assets and Depreciation

    The cost of fixed assets is their purchase cost, together with any incidental expenses of acquisition.

    Depreciation is calculated so as to write off the cost, less estimated residual value, of tangible fixed assets on a straight line basis over the expected useful economic lives of the assets concerned.

        The rates used are:

                                    %
        Plant & Equipment      16-2/3 - 25
        Motor Vehicles         25     - 33-1/3
        Computer Equipment     25     - 33-1/3

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


    g)  Finance and Operating Leases

    Operating lease rentals are charged to the Profit & Loss Account as they are incurred. Where fixed assets are financed by entering into leasing agreements, which transfer to the lessee substantially all benefits and risks of ownership, the assets are treated as if they had been purchased and included in tangible fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements; the capital element is applied to reduce the outstanding obligations and the interest element is charged against profit for the period. Assets held under finance leases are depreciated over the shorter of the lease term and the useful life of the asset concerned.

     h)  Stocks

     Stocks are stated at the lower of cost and net realisable value. In general, cost is determined on a first in first out basis and includes
transport and handling costs.   Net realisable value is the price at which
stocks can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolescent, slow moving and defective stocks.

     i)  Deferred Taxation

     The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

     Deferred taxation is provided on all timing differences, using the liability method, except to the extent that these differences are not expected to reverse in the foreseeable future.

     j)  Pension Schemes

     The company operates a number of defined contribution pension schemes. The assets of the schemes are held separately from those of the company, being invested with insurance companies in an independently administered fund. Contributions to the schemes are charged to the Profit and Loss Account in the period in which they are payable.

     k)  Marketing Support

     Marketing support received from major suppliers is accounted for in the Profit and Loss Account when receivable.

2.   Turnover

     All of the group's turnover is attributable to the principal activity of the company and consists entirely of sales made in the United Kingdom.

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


3.   Operating Loss

     Operating Loss is stated after charging:
                                                               Pounds

     Auditors' Remuneration                                       1,500
     Depreciation                                                54,515
     Goodwill Amortised                                          17,457
     Operating Lease Rentals - Plant & Machinery                  3,590
                             - Other                             16,513

     Directors

     Aggregate Emoluments                                        44,673
     Company pension contributions to defined
      contribution schemes                                        1,394
                                                              ---------

     Retirement benefits are accruing to four directors under a defined contributions pension scheme.

4.   Staff Numbers & Costs

     The average number of persons excluding
     directors employed by the company during the period were as follows:

     Administration                                                  17
     Sales & Distribution                                            33
                                                              ---------
                                                                     50
                                                              =========

     The aggregate payroll costs of these persons were as follows:

                                                                Pounds

     Wages and Salaries                                         221,079
     Social Security Costs                                       21,103
     Other Pension Costs                                          2,214
                                                              ---------
                                                        Pounds  244,396
                                                              =========

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)

                                                                Pounds
5.   Interest Payable and Similar Charges

     Interest payable on bank overdrafts                         16,617
     Other Loan Interest                                          3,199
     Lease and Hire Purchase finance charges                      5,994
     National Interest on Deferred Consideration                  4,502
                                                              ---------

                                                         Pounds  30,312
                                                              =========
6.   Tax on Loss on Ordinary Activities

                                                                Pounds
     The tax charge on loss on ordinary activities is as follows:

     U.K. Corporation Tax at 25% on the losses of the year      (12,821)
     Adjustment in respect of prior years                        (6,885)
                                                              ---------

                                                        Pounds  (19,706)
                                                              =========

7.   Loss for the Financial Period

     As permitted by Section 230 of the Companies Act 1985, the holding company's profit and loss account has not been included in these financial
statements.   The loss for the financial period is made up as follows:

                                                                Pounds

     Loss dealt with in the account of the holding company       (9,985)
     Loss dealt with in the accounts of the subsidiaries       (112,119)
     Amortisation of goodwill on consolidation                  (17,457)
                                                              ---------

     Loss for the Financial Period                     Pounds  (139,561)
                                                              =========

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


8.   Intangible Fixed Assets - Group
                                                              Purchased
                                                              Goodwill
                                                              Pounds

     Cost

       Additions                                              1,047,403
                                                              ---------

     At 31 March 1997                                 Pounds  1,047,403
                                                              ---------

     Amortisation

      Charge for period                                          17,457
                                                              ---------

     At 31 March 199                                             17,457
                                                              ---------
     Net Book Value

       At 31 March 1997                               Pounds  1,029,946
                                                              =========




Goodwill arose during the year upon acquisition of Palm Technology Limited and its subsidiary company Relay Business Systems Limited.

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


9.   Tangible Fixed Assets - Group
                               Computer     Motor       Plant &
                               Equipment    Vehicles    Equipment    Total
                               (Pounds)     (Pounds)    (Pounds)    (Pounds)
Cost
  On acquisition                247,358     414,082      109,692     771,132
  Additions                     163,199           -        4,200     167,399
                                -------     -------      -------     -------

At 31 March 1997                410,557     414,082      113,892     938,531
                                -------     -------      -------     -------

Depreciation
  On acquisition                131,897      87,526       20,303     239,726
  Charge for period              33,151      17,801        3,563      54,515
                                -------     -------      -------     -------

At 31 March 1997                165,048     105,327       23,866     294,241
                                -------     -------      -------     -------

Net Book Value

At 31 March 1997                245,509     308,755       90,026     644,290
                                =======     =======      =======     =======

Included in Fixed Assets above are assets included under Hire Purchase ontracts and Finance Leases as follows:

                                                        Motor      Computer
                                                       Vehicles   Equipment
                                                       (Pounds)    (Pounds)

Cost at 31 March 1997                                   414,082      29,867
Accumulated Depreciation at 31 March 1997               105,327      17,984
Depreciation for the Period                              17,801       3,006
                                                        =======     =======

10.  Investments - Company


                                                             Subsidiary
                                                            Undertakings
                                                              (Pounds)

     Cost

      Additions                                                728,107
                                                               -------

     At 31 March 1997                                  Pounds  728,107
                                                               =======

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


11.  Subsidiary Undertakings

     The company had the following subsidiary undertakings at 31 March 1997:

                                                                 Proportion
                                                                  of Issued
                              Country of       Description of   Share Capital
                             Registration       Shares Held         Held

Palm Technology Limited     England & Wales   Pounds 1 Ordinary      100%
                                              1p Preference

Relay Business Systems
  Limited                   England & Wales   Pounds 1 Ordinary      100% *
Network Wales Limited       England & Wales   Pounds 1 Ordinary      100% *
Palm Software Limited       England & Wales   Pounds 1 Ordinary      100% *
Palm Integration Limited    England & Wales   Pounds 1 Ordinary      100% *

* Shares held by Palm Technology Limited.

On 5 February 1997, the company acquired the entire share capital of Palm
Technology Limited.   Details are set out in note 25.

The principal activities of these subsidiaries are:

   Palm Technology Limited           Holding company
   Relay Business Systems Limited    Supply of computer hardware and software
   Network Wales Limited             Dormant
   Palm Software Limited             Dormant
   Palm Integration Limited          Dormant

12.  Stocks - Group

The main category of Stock is:

     Goods for Resale                                   Pounds  224,355
                                                                =======

13.  Debtors
                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Trade Debtors                                  2,284,194            -
     Amounts owed by Group Undertakings                     -       80,666
     Other Debtors                                    569,095        1,454
     Prepayments & Accrued Income                     124,491            -
                                                    ---------       ------
                                                    2,977,780       82,120
                                                    =========       ======

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)

14.  Creditors: Amounts falling due within one year
                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Bank Overdrafts                                  205,803       36,412
     Debenture Loan (Note 16)                          48,250       48,250
     Trade Creditors                                3,342,602            -
     Amounts owed to Group Undertakings                     -       26,300
     Other Creditors                                  257,191            -
     Corporation Tax                                      900            -
     Other Taxes & Social Security                     77,471            -
     Obligations under Hire Purchase Contracts
        and Finance Leases                            105,409            -
     Accruals & Deferred Income                        72,467            -
                                                    ---------      -------
                                                    4,110,093      110,962
                                                    =========      =======

The bank overdraft is repayable on demand and is secured by a fixed and floating charge over the assets of the company.

There is an unlimited cross guarantee between all group companies.

The group meets its day to day working capital requirements through an
overdraft facility which is repayable on demand.   The group expects to
operate within the facility currently agreed and within that expected to be agreed on 31 January 1998, when the group's bankers are due to consider its
renewal for a further year.   These views are based on the group's plans and
on the successful outcome of discussions with the group's bankers.

15.  Creditors: Amounts falling due after more than one year

                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Debenture Loan (Note 16)                         144,750      144,750
     Obligations under Hire Purchase Contracts
       and Finance Leases                             197,189            -
                                                      -------      -------

                                                      341,939      144,750
                                                      =======      =======

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


16.  Debenture Loan - Group and Company

     The following is an analysis of the maturity
       of Debenture Loans:
                                                                     Pounds

     Due within one year, or on demand                               48,250
     Due between one and two years                                   48,250
     Due between two and five years                                  96,500
     Due in five years or more                                            -
                                                                    -------
                                                            Pounds  193,000
                                                                    =======

     Analysed as:

     Creditors: Amounts falling due within one year                  48,250
     Creditors: Amounts falling due after more than one year        144,750
                                                                    -------
                                                            Pounds  193,000
                                                                    =======



The debenture loan was issued on 5 February 1997 and is secured by a second fixed and floating charge over the assets of the group.


17.  Provisions for Liabilities & Charges - Group and Company

     Deferred Taxation

     There are no amounts of provided or unprovided deferred tax at 31 March
1997.

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


18.  Share Capital - Company
                                                                    Pounds

     Authorised:
      7,000 Ordinary Shares of Pounds 1 each                         7,000
      3,000 "A" Ordinary Shares of Pounds 1 each                     3,000
      240,000 "B" Ordinary Shares of Pounds 1 each                 240,000
      218,000 Preference Shares of 1p each                           2,180
                                                                   -------
                                                           Pounds  252,180
                                                                   =======

                                                                    Pounds
     Allotted, Called Up and Fully Paid
      7,000 Ordinary Shares of Pounds 1 each                         7,000
      3,000 "A" Ordinary Shares of Pounds 1 each                     3,000
      240,000 "B" Ordinary Shares of Pounds 1 each                 240,000
      218,000 Preference Shares of 1p each                           2,180
                                                                   -------

                                                           Pounds  252,180
                                                                   =======

During the period, the company issued the following shares in order to raise finance for the acquisition of Palm Technology Limited:

                                                   Aggregate
                                                    Nominal   Consideration
Class of Share                        Number        Value       Received

Pounds 1 Ordinary                      7,000           7,000     103,500
Pounds 1 "A" Ordinary                  3,000           3,000       3,000
Pounds 1 "B" Ordinary                240,000         240,000     240,000
1p Preference                        218,000           2,180     218,000

The rights of holders of 1p Preference Shares are as follows:

a) Entitle holders, in priority to all other shareholders to a fixed cumulative preferential net cash dividend at a rate of 9% of the subscription price per annum payable six monthly in arrears.

b) Are to be redeemed in three instalments of Pounds 72,500 on 31 March 2001, Pounds 72,500 on 31 March 2002 and Pounds 73,000 on 31 March 2003. The company may redeem the shares earlier in amounts of not less than 20,000 shares, with the prior consent of 75% of the preference shareholders, or on the sale or floatation of the company.

c) On a return of capital on a winding up, or otherwise, will carry the right to repayment of capital and a sum equal to any arrears or deficiency of dividend; this right is in priority to the rights of all other shareholders.

d) Carry the right to receive notice of General Meetings of the company but not the right to attend such meetings.

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


18.  Share Capital - Company (continued)

     The rights of holders of Pounds 1 "A" Ordinary Shares are as follows:

     a) Entitle holders, in priority to all other shareholders except preference shareholders, to a fixed cumulative preferential net cash dividend at a rate of 9 pence per share per annum payable six monthly in arrears and a net cash participating dividend such that when added to the aggregate fixed dividend payable in the relevant
         financial year is equal to 6% of net profit.   A compensatory
         dividend is payable if excess benefits are paid to relevant directors.

     b) Entitle holders to convert at any time the whole of their "A" ordinary shares into a like number of ordinary shares.

     c) On a return of capital on a winding up, or otherwise, will carry the right to repayment of capital together with a sum equal to any arrears or accruals of the `A' ordinary dividends. This right is in priority to the rights of `B' ordinary shareholders and ordinary shareholders but not in priority to the rights of preference shareholders.

     d) Carry the right to attend and vote at General Meetings of the company.

     The rights of holders of Pounds 1 "B" Ordinary shares are as follows:

     a) Shareholders receive no preference as regards the right to dividends over the ordinary shareholders.

     b) On a return of capital on a winding up, or otherwise will carry the right to repayment of capital and a sum equal to any arrears or accruals of the fixed ordinary dividend only after all the other shareholders have been paid.

     c) Carry the right to receive notice of General Meetings of the company but not the right to attend or vote at such meetings.

19.  Share Premium Account

                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Premium on Share Issue                           312,320      312,320
                                                      -------      -------

     Balance carried forward                          312,320      312,320
                                                      =======      =======

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


20.  Profit and Loss Account
                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Retained Loss for the Financial Period          (139,561)      (9,985)
                                                     --------      -------
     Balance carried forward                         (139,561)      (9,985)
                                                     ========      =======


21.  Reconciliation of Shareholders' Funds

                                                      Group       Company
                                                     (Pounds)     (Pounds)

     Loss for the Financial Period                   (139,561)      (9,985)

     New Share Capital Subscribed                     564,500      564,500
                                                      -------      -------

     Closing Shareholders' Funds                      424,939      554,515
                                                      =======      =======

22.  Analysis of Non-Equity Shareholders Funds - Group and Company

                                                                   Pounds

     Pounds 1 "A" Ordinary Shares                                    3,000

     Pounds 1 "B" Ordinary Shares                                  240,000

     1p Preference Shares                                          218,000
                                                                   -------

                                                           Pounds  461,000
                                                                   =======

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


23  Contingent Liabilities & Financial Commitments

    The company has financial commitments in respect of non-cancellable operating leases. The rentals payable under these leases in the next year are as follows:

                                                                   Pounds
     Land & Buildings

      Date of Lease Termination:
       Within One Year                                                   -
      In the second to fifth years inclusive                        16,100
      After five years                                              65,000
                                                                    ------
                                                            Pounds  81,100
                                                                    ======
     Other Operating Leases

      Date of Lease Termination:
       In the second to fifth years inclusive               Pounds  24,317
                                                                    ======

24.  Pension Costs

     The pension charge for the period was Pounds 2,214. The outstanding contributions at 31 March 1997 were Pounds 576.


25.  Acquisition of Palm Technology Limited

     On 5 February 1997, the company acquired the entire share capital of Palm
Technology Limited.   Acquisition accounting has been used in respect of this
transaction.

     The fair value of the consideration was:

         Pounds 400,000 cash for the preference shares.
         Pounds 300,000 cash for the ordinary shares.

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


25.  Acquisition of Palm Technology Limited (continued)

     The assets and liabilities acquired with Palm Technology Limited and its 100% owned subsidiary Relay Business Systems Limited are set out below:

                                                        Book Value &
                                                         Fair Value
                                                          Pounds

     Tangible Fixed Assets                                  531,406
     Fixed Asset Investment                               1,174,065
     Stocks                                                 559,798
     Debtors                                              3,060,569
                                                          ---------

                                                          5,325,838

     Creditors Due within One Year                       (4,250,635)
     Creditors Due after One Year                          (220,834)
                                                          ---------

                                                            854,369
     Goodwill                                             1,047,403
                                                          ---------

                                                  Pounds  1,901,772
                                                          =========
     Satisfied by:

     Cash                                                   700,000
     Expenses on Acquisition                                 28,107
     Cost of Acquisition of Relay Business
      Systems Limited by Palm Technology
      Limited in 1995                                     1,174,065
                                                          ---------

                                                  Pounds  1,902,172
                                                          =========

In 1995 Palm Technology Limited acquired the entire share capital of Relay
Business Systems Limited.   The consideration includes deferred contingent
consideration the final instalment of which is due next year and therefore the goodwill arising on this acquisition is still only provisional.

The summarised consolidated trading results of Palm Technology Holdings Limited from 1 April 1996 to the date of acquisition were as follows:

     Turnover                                    Pounds  11,635,954
                                                         ==========

     Loss after Tax                              Pounds    (402,712)
                                                         ==========

Palm Technology Holdings Limited

Notes to the Accounts for the Period ended 31 March 1997
(continued)


25.  Acquisition of Palm Technology Limited (continued)

     For the year ended 31 March 1996 the loss after tax was Pounds 54,473, including Syntech Computer Systems Limited.


26.  Income from Annual Subscriptions

     The group's accounting policy in respect of income from annual subscriptions to the group's internet services is to recognise such income at the date of invoice and take the profit in full. The group considers the marginal cost of providing such services to be negligible and as such these subscriptions provide the group with income with no material additional costs arising.

27.  Ultimate Controlling Party

     There is no ultimate controlling party of the company or group.

PALM TECHNOLOGY HOLDINGS LIMITED
RECONCILING ADJUSTMENTS TO U. S. GENRALLY ACCEPTED
ACCOUNTING PRINCIPALS (GAAP)
FOR THE YEAR ENDED MARCH 31, 1998 AND THE PERIOD ENDED MARCH 31, 1997

The following schedules and footnotes present the reconciliation of the accounts for Palm Technology Holdings, Ltd. as presented in accordance with U.K. Generally Accepted Accounting Practices to U.S. GAAP. These adjustments and reconciliations only reflect material variations.

GROUP BALANCE SHEET RECONCILING ITEMS

Reconciliation of Total Assets and Equity
 Shareholders Funds

                                    Total Assets          Equity Shareholders Funds
                                31.3.98      31.3.97       31.3.98         31.3.97
                                (Pounds)     (Pounds)      (Pounds)        (Pounds)
Total Assets/Equity
 Shareholders Funds            5,390,576    4,876,971      79,900          (36,061)

Adjustment relating to
 Contingent Consideration                    (229,226)                    (229,226)
                               ---------    ---------      ------         --------

Total Assets/Equity
 Shareholders Funds as
 prepared in accordance
 with US Generally Accepted
 Accounting Principles         5,390,576    4,647,745      79,900         (265,287)
                               =========    =========      ======         ========

Footnotes

(1) Adjustment relating to Contingent Consideration

As noted in note 25 in the Accounts of Palm Technology Holdings Limited for the period ended 31 March 1997, the accounts include a creditor in respect of contingent consideration payable relating to the purchase of Relay Business Systems Limited by Palm Technology Limited in 1995, in the sum of 229,226 Pounds. The sum of 229,226 Pounds represents the discounted amount of 250,000 Pounds, being the anticipated amount of contingent consideration payable during the year ended 31 March 1998. The sum actually payable is 144,033 Pounds, which is included within creditors due within one year as at 31 March 1998.

The reconciliation of the accounts prepared under UK Generally Accepted Accounting Practices shows a reduction in Total Assets and in Equity Shareholders Funds as at 31 March 1997 to reflect that this amount would not be recognized in the Financial Statements prepared under US Generally Accepted Accounting Principles until the amount became payable in the year ended 31 March 1998.

GROUP PROFIT AND LOSS RECONCILING ITEMS

There were no material reconciling items relating to the group profit and loss accounts for the years ended March 31, 1998 or the period ended March 31, 1997.

GROUP CASH FLOW RECONCILING ITEMS

The following is a presentation of the cash flow in accordance with U.S. GAAP, and the reconciliation between U.K. GAAP and U.S. GAAP for the period ended March 31, 1997. There were no material reconciling items for the year ended March 31, 1998.

Cash Flow Statement Prepared in Accordance with
 US Generally Accepted Accounting Principles (GAAP)

                                              31.3.98         31.3.97
                                              (Pounds)        (Pounds)

Cash Flows from Operating Activities

Net Cash Inflow from Operating Activities      208,792       1,690,714

Taxation                                        27,868

Returns on Investments and Servicing of
 Finance                                      (100,740)        (25,643)
                                              --------       ---------

Net Cash Flows from Operating Activities
 as prepared in accordance with US GAAP        135,920       1,665,071

Cash Flows from Investing Activities

Capital Expenditure                           (234,447)       (167,399)

Acquisitions & Disposals                        (6,270)       (961,107)
                                              --------       ---------
Cash Flows from Investing Activities
 as prepared in accordance with US GAAP       (240,717)     (1,128,506)

Cash Flows from Financing Activities

Financing                                     (174,996)        720,105

Aquisisitions & Disposals - Overdrafts
 Acquired with Subsidiary                                   (1,461,873)
                                              --------       ---------

Cash Flows from Financing Activities as
 prepared in accordance with US GAAP          (174,996)       (741,768)

Net Increase in Cash and Cash Equivalents     (279,793)       (205,203)

Cash and Cash Equivalents at the
 beginning of the year/period                 (205,203)
                                              --------       ---------

Cash and Cash Equivalents at the end
 of the year/period                           (484,996)       (205,203)
                                              ========       =========

Footnotes

(1) Reconciliation of Operating Profit to Net Cash Inflow from Operating Activities

See footnote 1 to the Audited Notes to the Cash Flow Statement for the year ended March 31, 1998 and the period ended March 31, 1997 - Reconciliation of Operating Profit to Net Cash Inflow from Operating Activities.

(2) Reconciliation of Acquisitions and Disposals as shown in the Cash Flow Statement for the period ended March 31, 1997

Reconciliation of Acquisitions and Disposals as Shown in the Cash Flow Statement

                                                         Pounds
                                                         31.3.97

Cash Flows from Investing Activities

Purchase of a Subsidiary Undertaking                    (728,107)

Payment of Deferred Consideration in respect of
 Acquisition of a Subsidiary                            (233,000)
                                                      ----------

Acquisitions and Disposals as prepared in
 accordance with US Generally Accepted Accounting
 Practices                                              (961,107)

Cash Flows from Financing Activities

Overdrafts Acquired with Subsidiary                   (1,461,873)
                                                      ----------

Acquisitions and Disposals as prepared
 in accordance with UK Generally Accepted
 Accounting Practices                                 (2,422,980)
                                                      ==========

2)

PALM TECHNOLOGY HOLDINGS, LTD
UNAUDITED GROUP BALANCE SHEET
AS AT DECEMBER 31, 1998

                                        DECEMBER 31,   MARCH 31,
                                           1998          1998
                                          Pounds        Pounds

Fixed Assets
 Intangible Assets                        774,385       846,371
 Tangible Assets                          805,201       745,472
                                       ----------     ---------
                                        1,579,586     1,591,843
Current Assets
 Stocks                                 1,085,180       344,934
 Debtors                                2,334,219     3,452,999
 Cash at Bank & in Hand                     1,000           800
                                       ----------     ---------
                                        3,420,399     3,798,733

Creditors: Amounts falling due
 within one year                       (3,780,421)   (4,653,377)

Net Current Liabilities                  (360,022)     (854,644)
                                       ----------    ----------

Total Assets Less Current Liabilities   1,219,564       737,199

Creditors:  Amounts falling due
 after more than one year                (334,879)     (196,299)

Provisions for Liabilities & Charges            -             -
                                       ----------    ----------

Net Assets                                884,685       540,900
                                       ==========    ==========

Captial & Reserves

Equity Interests
 Called up Share Capital                  744,766       252,180
 Share Premium Account                     96,500       312,320
 Profit & Loss Account                     43,419       (23,600)
                                       ----------   -----------
                                          884,685       540,900
                                       ==========   ===========

PALM TECHNOLOGY HOLDINGS, LTD
UNAUDITED GROUP PROFIT AND LOSS ACCOUNT
FOR THE NINE MONTHS ENDED DECEMBER 31

                                             1998             1997
                                           (Pounds)         (Pounds)

Turnover                                  10,004,296        8,180,210

Cost of Sales                              7,690,417        6,505,060
                                          ----------        ---------

Gross Profit                               2,313,879        1,675,150

Administrative Expenses                    2,131,832        1,670,047
                                          ----------        ---------

Operating Profit/(Loss)                      182,047            5,103

Other Interest Receivable &
 Similar Income                                    -                -

Interest Payable & Similar Charges           (88,964)         (81,730)
                                          ----------        ---------

Profit/(Loss) on Ordinary Activities
 before Taxation                              93,083          (76,627)

Taxation on Profit/(Loss) on Ordinary
 Activities                                  (26,063)          21,456
                                          ----------        ---------

Profit/(Loss) for the Period                  67,020          (55,171)
                                          ==========        =========

PALM TECHNOLOGY HOLDINGS, LTD
UNAUDITED GROUP CASH FLOW STATEMENT
FOR THE NINE MONTHS ENDED DECEMBER 31

                                                   1998           1997
                                                 (Pounds)       (Pounds)
Net Cash Inflow from Operating Activities
 Operating Profit                                  182,047         5,103
 Depreciation Charges & Loss on Disposals          310,111       255,765
 (Increase)/Decrease in Stock/WIP                 (740,245)     (359,266)
 (Increase)/Decrease in Debtors                  1,132,797     1,468,343
 Increase/(Decrease) in Creditors                 (618,418)   (1,309,259)
 Other                                             (56,706)       (5,546)
                                                 ---------    ----------
                                                   209,586        55,140

Servicing of Finance
 Interest on Bank Account/Loan                     (50,349)      (61,185)
 Lease Interest                                    (24,598)      (20,546)
 3i Loan Payment                                  (193,000)            -
 Interest on Deferred Consideration                (14,017)            -
                                                 ---------    ----------
                                                  (281,964)      (81,731)
Taxation
 Advanced Corporation Tax                                -        (5,854)
 Corporation Tax
                                                 ---------    ----------
                                                         -        (5,854)
Capital Expenditure
 Payments to Acquire Tangible Fixed Assets        (338,233)     (248,269)
 Receipts from Sales of Tangible Fixed Assets       40,378       125,265
                                                 ---------    ----------
                                                  (297,855)     (123,004)

Financing
 Loan Settlements                                  (36,413)     (114,207)
 New Finance                                       192,100        54,000
 Dividend Payment                                                (23,416)
 Issue of New Shares                               276,766
 Capital Element of Lease Payments                 (85,316)      (67,058)
                                                 ---------    ----------
                                                   347,137      (150,681)

Decrease in Cash in the Period                     (23,096)     (306,130)
                                                 =========    ==========
Reconciliation of Net Cash Flow to Movement in Net Debt

Decrease in Cash in the Period                     (23,096)     (306,130)
Capital Element of Lease Payments                   85,316        67,058
New Financing                                     (192,100)      (54,000)
Loan Settlements                                   229,413       114,207
                                                 ---------    ----------
Movement in Debt in the Period                      99,533      (178,865)

Net Debt at April 1, 1998 and 1997                (942,503)     (700,801)
                                                 ---------    ----------
Net Debt at December 31, 1998 and 1997            (842,970)     (879,666)
                                                 =========    ==========

                       PALM TECHNOLOGY HOLDINGS, LTD.
                           NOTES TO THE ACCOUNTS
                        DECEMBER 31, 1998 (UNAUDITED)


1.  ACCOUNTS FOR DECEMBER 31, 1998

     The accounts included herein have been prepared by Palm Technology Holdings without audit, in accordance with the historical cost convention and in accordance with applicable accounting standards. The consolidated financial statements include the company and its subsidiary undertakings. Inra-group sales and profit are eliminated fully on consolidation. Certain information and footnote disclosures normally included in the accounts and report have been condensed or omitted as allowed by applicable accounting standards, and management believes that the disclosures are adequate to make the information presented not misleading. The operating results for the nine months ended December 31, 1998 are not necessarily indicative of the results that may be expected for the year ending March 31, 1999. The management of Palm believes that the accompanying unaudited accounts contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

2.  SALE OF PALM TECHNOLOGY HOLDINGS LTD.

     In July 1998 Sanga International, Inc. entered into an acquisition agreement with the shareholders of Palm Technology Holdings Ltd. to acquire the whole of the issued share capital of Palm Technology Holdings Ltd. As a result of the acquisition, the Debenture Loan and Preference shares held by The 3I Group Plc were redeemed. As an integral part of the acquisition The 3I Group Plc were paid their outstanding dividend and other shareholders were to receive payment of their shares at a date to be agreed. Subsequent to this agreement, e-MedSoft.com acquired Sanga International's rights and obligations under the acquisition agreement to acquire the issued share capital of Palm Technology Holdings Ltd. The final payment to the Palm shareholders to complete the acquisition was made on March 19, 1999.

3.  ISSUANCE OF ORDINARY SHARES

     In July 1998, Palm Technology Holdings issued 441,794 Ordinary shares (1 Pound par) at face value. On 27 November 1998, Palm Technology Holdings Limited issued 52,972 Ordinary shares at face value. The result of these transactions was to receive approximately 494,766 Pounds. In addition, in July 1998 Palm Technology Holdings redeemed 2,180 preference shares for a total of 218,000 Pounds. The net proceeds of these transactions are reflected in the unaudited cash flow statement.

4.  LEASES

     During the nine months ended December 31, 1998, the company entered into 192,100 Pounds of new car leases that have been capitalized in the accounts.

PALM TECHNOLOGY HOLDINGS LIMITED
RECONCILING ADJUSTMENTS TO U. S. GENRALLY ACCEPTED
ACCOUNTING PRINCIPALS (GAAP)
FOR THE NINE MONTHS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997
(UNAUDITED)

The following schedules and footnotes present the reconciliation of the accounts for Palm Technology Holdings, Ltd. as presented in accordance with U.K. Generally Accepted Accounting Practices to U.S. GAAP. These adjustments and reconciliations only reflect material variations.

GROUP BALANCE SHEET RECONCILING ITEMS

There were no material reconciling items relating to the group balance sheet at December 31, 1998 and March 31, 1998.

GROUP PROFIT AND LOSS RECONCILING ITEMS

There were no material reconciling items relating to the group profit and loss accounts for the nine months ended December 31, 1998 and 1997.

GROUP CASH FLOW RECONCILING ITEMS

The following is a presentation of the cash flow in accordance with U.S. GAAP. There were no material reconciling items for the nine months ended December 31, 1998 and 1997.

UNAUDITED GROUP CASH FLOW STATEMENT
PREPARED IN ACCORDANCE WITH US GAAP
FOR THE NINE MONTHS ENDED DECEMBER 31


                                              1998          1997
                                             Pounds        Pounds

Cash Flows from Operating Activities

Net Cash Inflow from Operating
 Activities                                 209,586        55,140

Taxation                                          0        (5,854)

Returns on investments and Servicing
 of Finance                                (281,964)      (81,731)
                                           --------      --------

Net Cash Flow from Operating Activities
 as prepared in accordance with US GAAP     (72,378)      (32,445)
                                           --------      --------

Cash Flows from Investing Activities

Capital Expenditure                        (297,855)     (123,004)
                                           --------      --------

Cash Flow from Investing Activities
 as prepared in accordance with US GAAP    (297,855)     (123,004)
                                           --------      --------

Cash Flows from Financing Activities

Financing                                   347,137      (150,681)
                                           --------      --------

Cash Flow from Financing Activities
 as prepared in accordance with US GAAP     347,137      (150,681)
                                           --------      --------

Net Decrease in Cash and Cash
 Equivalents                                (23,096)     (306,130)

Cash and Cash Equivalents at beginning
 of the period                             (484,996)            -
                                           --------      --------

Cash and Cash Equivalents at end of the
 period                                    (508,092)     (306,130)
                                           ========      ========

Footnotes

(1) Reconciliation of Operating Profit to Net Cash Inflow from Operating Activities

     See Palm Technology's Cash Flow Statement for the Nine Months ended December 31, 1998 and 1997 included herein for the detail of Net Cash Inflow from Operating Activities.

(b)  Pro Forma Financial Information

Unaudited Pro Forma Combined Financial Statements

     The following unaudited pro forma combined financial statements are derived from the historical financial statements of e-MedSoft.com and Palm Technology Holdings, Ltd. and give effect to the acquisition of Palm Technology Holding LTD (the "Palm Acquisition") by the registrant on March 19, 1999. The unaudited pro forma combined balance sheet as of February 28, 1999 and the unaudited pro forma combined statements of operations for the nine months ended February 28, 1999 and the year ended May 31, 1998 reflect the Palm Acquisition as if it had occurred on February 28, 1999 for the unaudited pro forma combined balance sheet and at the beginning of each period for the unaudited pro forma combined statements of operations. The unaudited pro forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of e-MedSoft.com and Palm Technology Holdings, Ltd., together with the related notes thereto.

E-MEDSOFT.COM
UNAUDITED PROFORMA COMBINED BALANCE SHEET
FEBRUARY 28, 1999

                                          Palm Technology           Proforma
                              e-MedSoft    Holdings LTD           Adjustments (1)             Proforma
                             (unaudited)   (unaudited)        DR.               CR.           Combined
                             -----------  ---------------  -----------      -----------     ------------
ASSETS
Current Assets
Cash                         $  90,729    $    1,630       $ 1,500,000 (9)  $1,500,000 (4)  $     92,359
Stock and Work in Progress           -     1,978,653                                           1,978,653
Accounts Receivable, net             -     3,290,720                                           3,290,720
Receivables from Related
 Parties                       635,270                                         690,102 (4)       (54,832)
Other Current Assets                 -       703,751                                             703,751
                             ---------    ----------       -----------      ----------      ------------
                               725,999     5,974,754         1,500,000       2,190,102         6,010,651
                             ---------    ----------       -----------      ----------      ------------
Property, Plant and
 Fixtures, net                       -     1,286,943                                           1,286,943

Other Assets
Goodwill                             -     1,235,948        6,078,956 (6)   1,235,948  (7)     6,078,956
Investment in Subsidiary                                    2,190,102 (4)                              -
                                                            4,200,000 (5)   6,390,102  (8)
Deferred Financing Costs                                    1,444,932 (9)                      1,444,932
Other Assets                     6,965             -                                               6,965
                             ---------    ----------       -----------      ----------       -----------
  TOTAL ASSETS               $ 732,964    $8,497,645       $15,413,990      $9,816,152       $14,828,447
                             =========    ==========       ===========      ==========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable             $  28,750    $5,429,463                                         $ 5,458,213
Accruals and Other
 Liabilities                         -       617,076                                             617,076
Bank Credit Facility                 -       346,171                                             346,171
Acquisition Bridge Financing         -             -                         1,750,000 (9)     1,750,000
Finance Costs Payable                                                          262,500 (9)       262,500
                             ---------    ----------       -----------      ----------       -----------
                                28,750     6,392,710                 -       2,012,500         8,433,960
Long Term Liabilities &
 Deferred Revenues
Capital Leases                               557,841                                             557,841
Deferred Revenues              750,000             -                                             750,000
                             ---------    ----------       -----------      ----------       -----------
                               750,000       557,841                 -               -         1,307,841
                             ---------    ----------       -----------      ----------       -----------
Shareholders' Equity
 Common Shares                  51,771             -                                              51,771
 Paid in Capital                36,414     1,535,285         1,535,285 (7)   4,200,000 (5)     5,168,846
                                                                               932,432 (9)
 Retained Earnings (Deficit)  (133,971)       11,809            11,809 (7)                      (133,971)
                             ---------    ----------       -----------      ----------       -----------
                               (45,786)    1,547,094         1,547,094       5,132,432         5,086,646
                             ---------    ----------       -----------      ----------       -----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY        $ 732,964    $8,497,645       $ 1,547,094      $7,144,932       $14,828,447
                             =========    ==========       ===========      ==========       ===========

The accompanying notes are an integral part of these unaudited proforma combined financial statements.

E-MEDSOFT.COM
UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 1999

                                           Palm Technology           Proforma
                             e-MedSoft     Holdings LTD           Adjustments (1)            Proforma
                            (unaudited)    (unaudited)         DR.             CR.           Combined
                             ---------    ---------------  -----------      ----------      ------------
Revenues                     $       -    $16,807,217      $         -                      $ 16,807,217
Cost of Sales                        -     12,919,900                                         12,919,900
                             ---------    -----------      -----------      ----------      ------------
Gross Profit                         -      3,887,317                -               -         3,887,317

Operating Expenses
 Personnel                           -      1,914,988                                          1,914,988
 Premises                            -        280,906                                            280,906
 Office Costs                        -        365,449                                            365,449
 Depreciation                        -        397,444                                            397,444
 Amortization of Goodwill                     120,935          455,922 (12)    120,935 (13)      455,922
 Other Operating Costs          45,884        501,756                                            547,640
                             ---------    -----------      -----------      ----------      ------------
                                45,884      3,581,478          455,922         120,935         3,962,349
                             ---------    -----------      -----------      ----------      ------------
Operating Profit               (45,884)       305,839         (455,922)       (120,935)          (75,032)

Interest & Other expense           936        149,460          157,500 (14)          -           307,896
                             ---------    -----------      -----------      ----------      ------------
Pre tax income (loss)          (46,820)       156,379         (613,422)       (120,935)         (382,928)

Provision for taxes                  -         58,236                -               -            58,236
                             ---------    -----------      -----------      ----------      ------------
Net income (loss)            $(46,820)    $    98,143      $  (613,422)     $ (120,935)     $   (441,164)
                             ========     ===========      ===========      ==========      ============
Net income (loss) per
 share                       $  (0.00)                                                      $      (0.03)

Average Weighted Shares
 Outstanding               14,996,203               -               -                -        14,996,203

The accompanying notes are an integral part of these unaudited proforma combined financial statements

E-MEDSOFT.COM
UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MAY 31, 1998

                                           Palm Technology           Proforma
                             e-MedSoft     Holdings LTD           Adjustments (1)            Proforma
                                (10)            (10)           DR.             CR.           Combined
                             ---------    ---------------  -----------      ----------      ------------
Revenues                     $       -    $18,005,797      $         -                      $ 18,005,797
Cost of Sales                        -     13,605,357                                         13,605,357
                             ---------    -----------      -----------      ----------      ------------
Gross Profit                         -      4,400,440                -               -         4,400,440
                             ---------    -----------      -----------      ----------      ------------
Operating Expenses
 Personnel                           -      2,461,874                                          2,461,874
 Premises                            -        344,142                                            344,142
 Office Costs                        -        540,469                                            540,469
 Depreciation                        -        433,616                                            433,616
 Amortization of Goodwill                     161,246          607,896 (12)    161,246 (13)      607,896
 Other Operating Costs           6,876         13,076                                             19,952
                             ---------    -----------      -----------      ----------      ------------
                                 6,876      3,954,423          607,896         161,246         4,407,949

Operating Profit                (6,876)       446,017         (607,896)       (161,246)           (7,509)

Interest & Other expense           954        177,287          210,000 (14)          -           388,241

Pre tax income (loss)           (7,830)       268,730         (817,896)       (161,246)         (395,750)

Provision for taxes                  -         73,915                -               -            73,915

Net income (loss)            $  (7,830)   $   194,815      $  (817,896)     $ (161,246)     $   (469,665)
                             ---------    -----------      -----------      ----------      ------------
Net income (loss) per
 share                       $   (0.00)                                                     $      (0.03)

Average Weighted Shares
 Outstanding                 7,801,150              -                -               -        14,996,203


The accompanying notes are an integral part of these unaudited proforma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL

     1. The adjustments included in the unaudited pro forma combined financial statements are based upon currently available information and upon certain assumptions that e-MedSoft.com's management believes are reasonable. e-MedSoft.com accounted for the Palm Acquisition as a purchase of Palm by e-MedSoft.com. Palm's assets and liabilities were recorded at their initial estimated fair market values as of the date of the Palm Acquisition. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected herein.

     2. The following table details the allocation of the Palm purchase price:

     Palm purchase price                         $6,390,102
     Acquisition costs                                    0
                                                 ----------
     Adjusted purchase price                     $6,390,102

     Less:  Palm historical net book
      value excluding goodwill                      311,146
                                                 ----------
     Goodwill                                    $6,078,956
                                                 ==========
     The allocation of the purchase price of Palm is preliminary and will be finalized upon completion of asset valuations. In addition, e-MedSoft.com is still evaluating certain obligations of Palm prior to the acquisition and further adjustments to the preliminary purchase price may result. e-MedSoft.com is obtaining an independent valuation of the 3 million shares of restricted common stock transferred to Sanga International in exchange for its rights to acquire Palm. e-MedSoft.com is continuing to analyze the balance sheet of Palm as of February 28, 1999. Certain adjustments may be recorded to properly state the net assets acquired in the Palm Acquisition.

     The goodwill will be amortized using the straight-line method over a period of 10 years. Palm's historical goodwill at February 28, 1999 was $1,235,948. Palm assigned a useful life of 10 years to its goodwill.

     3. On March 19, 1999, the Company entered into loan agreements with two private investors to partially fund the Palm Acquisition. These loans are short-term in nature and therefore are considered bridge financing. In conjunction with this financing the Company received $1,500,000 in return for
a) notes of $1,750,000, which included a $250,000 finders fee, b) 15% origination fees, c) 2 million restricted shares of e-MedSoft.com's common stock and d) 500,000 warrants to purchase the Company's common stock. The shares, which were transferred from Sanga e-Health, the parent company, and warrants were an inducement to lend. The Company is obtaining an independent valuation of the shares transferred and warrants issued (see Note 2). Per the original terms of the bridge financing, the interest rate on the outstanding balance is 12% and the notes and accrued interest were required to be repaid by May 19, 1999. Any delinquency in the repayment of the notes would require a default interest to be paid of 24%. The Company is in the process of negotiating and clarifying the payout of these obligations. The Company has complied with all lender requests for payments of origination fees and interest on these obligations. It is unknown at this time over what period the repayment of debt will be made. For the purposes of this pro forma it is assumed that the deferred finance costs related to this transaction are nonrecurring charges that are not reflective of the Company's continuing operations.

NOTES TO THE PRO FORMA COMBINED BALANCE SHEET

     4. Reflects the final payment of $2,190,102 in cash to the shareholders of Palm for 100% of the outstanding shares of Palm Technology Holdings, Ltd. As discussed in footnote 3 above, this payment was funded through a private financing of $1,500,000 and working capital of $690,102.

     5. Reflects the transfer of 3 million restricted shares of e-MedSoft.com to Sanga International, Inc. for the assignment of all of its rights and obligations under the original Acquisition Agreement entered into between Palm Technology shareholders and Sanga International to e-MedSoft.com. Prior to assigning its rights to the Company, Sanga International had paid approximately $2,100,000 in cash to the shareholders of Palm as the initial installments on the purchase price and had notes payable to the shareholders for the remaining balance of the purchase price. The shares transferred were contributed by Sanga e-Health, the Company's parent, and have been valued using the market price of the shares at closing date, discounted 65% to reflect the restricted nature and liquidity of the shares. e-MedSoft.com is obtaining an independent valuation of these shares (see Note 2). Any difference in valuation will be subsequently booked.

     6.  Reflects the allocation of purchase price to goodwill (see Note 2).

     7. Reflects the elimination of Palm's historical stockholders' equity balance and goodwill in connection with the purchase price allocation.

     8. Reflects the elimination of e-MedSoft.com's investment in the Palm subsidiary.

     9. Reflects the issuance of debt, deferred finder's and origination fee costs and transfer of 2 million restricted shares of e-MedSoft.com and the issuance of 500,000 warrants to acquire 500,000 shares of e-MedSoft.com to lenders of the bridge financing. As noted above, the shares transferred were contributed by Sanga e-Health, the Company's parent, and have been valued using the market price of the shares at closing date, discounted 65% to reflect the restricted nature of the shares. The warrants issued have been valued using the aggregate market price of the shares at closing date less the aggregate warrant price. The Company is obtaining an independent valuation of the shares transferred and warrants issued (see Note 2). Based on management's preliminary valuation of the stock transferred and warrants issued to the lenders for this financing, the $1,500,000 in cash received by the Company has been allocated to debt and paid in capital. This allocation is based on the total estimated value of notes, shares and warrants received by the lenders. As a result $932,432 has been allocated to paid in capital for the shares transferred and warrants issued and $567,566 has been allocated to bridge financing debt. The difference between the amount allocated to debt and the actual notes and fees payable resulting from this transaction is $1,444,932. The $1,444,932 has been reflected as deferred financing costs that accrete to the bridge financing debt of $1,750,000 and finance costs payable of $262,500.

     10. The deferred financing costs will be amortized over the life of the bridge financing. For the purposes of this pro forma presentation, the amortization of such costs have not been included in the pro forma combined statement of operations. This expense, which is related to the acquisition transaction, is a nonrecurring charge that will be reflected in the Company's income statement over the amortization period subsequent to the date of this transaction.

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NOTES TO THE PRO FORMA COMBINED STATEMENTS OF OPERATIONS

    11. The unaudited combined pro forma statement of operations include e-MedSoft.com operations for the nine months ended February 28, 1999 and the fiscal year ended May 31, 1998. The statement of operations for Palm Technology Holdings, LTD included in the pro forma is for the nine months ended December 31, 1998 and the fiscal year ended March 31, 1998.

    12. Represents the amortization of goodwill using the straight-line method over a period of 10 years.

    13. Represents the elimination of Palm's historical goodwill amortization expense which was amortized using the straight-line method over a period of 10 years.

    14. Reflects interest expense on the bridge financing at a rate of 12% of the original loan balance as if the purchase had taken place at the beginning of the periods. For the purposes of this pro forma, it is assumed that the bridge financing will be replaced with debt at similar rates of interest.





























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